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                                                                 EXHIBIT 10.1(a)



                                 ONDISPLAY, INC.

                                 THIRD RESTATED

                            INVESTOR RIGHTS AGREEMENT

                                 AUGUST 2, 1999









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                                TABLE OF CONTENTS

                                                                             PAGE
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
1.  Restrictions on Transfer...................................................1

    1.1   Transfer.............................................................1
    1.2   Legend...............................................................2
    1.3   Legend Removal.......................................................2

2.  Registration Rights........................................................3

    2.1   Definitions..........................................................3
    2.2   Demand Registration..................................................4
    2.3   Piggyback Registration...............................................5
    2.4   Obligations of the Company...........................................5
    2.5   Furnish Information..................................................6
    2.6   Expenses of Demand Registration......................................7
    2.7   Expenses of Piggyback Registration...................................7
    2.8   Underwriting Requirements............................................7
    2.9   Delay of Registration................................................8
    2.10  Indemnification......................................................8
    2.11  Reports Under Securities Exchange Act of 1934.......................10
    2.12  Form S-3 Registration...............................................11
    2.13  Assignment of Registration Rights...................................12
    2.14  Limitations on Subsequent Registration Rights.......................12
    2.15  "Market Stand-Off" Agreement........................................13
    2.16  Termination of Registration Rights..................................13

3.  Right of First Offer......................................................13

    3.1   Grant of Right......................................................13
    3.2   Future Shares.......................................................13
    3.3   Special Right of First Refusal in Qualified IPO.....................14
    3.4   Notice..............................................................14
    3.5   Sale after Notice...................................................15
    3.6   Assignment..........................................................16
    3.7   Termination of Rights...............................................16

4.  Information Rights; Board Observation Rights, Vesting.....................16

    4.1   Financial Information...............................................16
    4.2   Inspection Rights...................................................17
    4.3   Assignment of Rights................................................17
    4.4   Board Observation Rights............................................17
    4.5   Termination of Covenants............................................18
    4.6   Stock Vesting.......................................................18

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                                TABLE OF CONTENTS

                                  (CONTINUED)

                                                                             PAGE
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
5.  Termination of Prior Rights Agreements....................................18

6.  Waiver of Right of First Offer............................................18

7. Miscellaneous Provisions...................................................19

    7.1   Waivers and Amendments..............................................19
    7.2   Notices.............................................................19
    7.3   Governing Law.......................................................19
    7.4   Counterparts........................................................19
    7.5   Expenses............................................................19
    7.6   Successors and Assigns..............................................19
    7.7   Entire Agreement; Superseding Prior Rights Agreement................19
    7.8   Separability; Severability..........................................20
    7.9   Stock Splits........................................................20
    7.10  Delays or Omissions.................................................20
    7.11  Aggregation.........................................................20

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                                 ONDISPLAY, INC.

                    THIRD RESTATED INVESTOR RIGHTS AGREEMENT

     This Third Restated Investor Rights Agreement (the "Agreement") is effective as of August 2, 1999 by and among OnDisplay, Inc. (the "Company") and the investors listed on Schedule A attached hereto (the "Investors").

                                    RECITALS

     A. The Company sold and issued to certain of the Investors (the "Existing Holders") 3,400,000 shares of Series A Preferred Stock of the Company on September 23, 1996, 100,000 shares of Series A Preferred Stock of the Company on June 12, 1997, 3,190,476 shares of the Series B Preferred Stock of the Company on June 30, 1997, 11,905 shares of Series B Preferred Stock of the Company on January 9, 1998, 2,146,673 shares of Series C Preferred Stock of the Company on July 28, 1998 and 42,500 shares of Series C Preferred Stock of the Company on October 16, 1998. Pursuant to that certain Second Restated Investor Rights Agreement dated as of July 28, 1998 (the "Prior Rights Agreement") the Company granted to such Existing Holders certain rights and the Existing Holders entered into certain covenants between themselves.

     B. Pursuant to that certain Series D Preferred Stock Purchase Agreement of even date herewith and a Second Series D Preferred Stock Purchase Agreement dated August __, 1999 (collectively referred to as the "Series D Agreement"), the Company has agreed to sell to certain Investors (the "Series D Holders") a total of up to 2,100,000 shares of the Series D Preferred Stock of the Company and, as an inducement for the Series D Holders to purchase such shares, the Company and the Existing Holders have agreed to enter into this Agreement to supersede, amend and restate the rights granted to and covenants agreed by the Existing Holders in the Prior Rights Agreement. The outstanding shares of Series A Preferred Stock, the Series B Preferred Stock and Series C Preferred Stock, and the shares of Series D Preferred Stock sold pursuant to the Series D Agreement are collectively referred to herein as the "Preferred Shares." The Existing Holders and the Series D Holders are collectively referred to herein as the "Holders."

     1.   Restrictions on Transfer.

          1.1 Transfer. Each Holder agrees not to make any disposition of all or any portion of the Preferred Shares (or shares of Common Stock issuable upon conversion of the Preferred Shares) unless and until:

               (a) There is then in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) (1) The transferee has agreed in writing to be bound by the terms of this Agreement, (2) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (3) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Agreement to the same extent as if the transferee were an original Holder hereunder.

          1.2 Legend. Each certificate representing Preferred Shares (or shares of Common Stock issuable upon conversion of the Preferred Shares) shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          1.3  Legend Removal.

               (a) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

               (b) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed

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upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.   Registration Rights.

          2.1  Definitions. For purposes of this Section 2:

               (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

               (b) The term "Registrable Securities" means (1) the Preferred Shares, (2) the Common Stock issued upon conversion of the Preferred Shares, (3) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Preferred Shares or Common Stock, excluding in all cases, however, (i) any Registrable Securities sold by a person in a transaction in which such person's rights under this Section 2 are not assigned, or (ii) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction;

               (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

               (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.13 hereof;

               (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC; and

               (f) The term "Securities Act" shall mean the Securities Act of 1933, as amended.

               (g) The term "Qualified IPO" shall mean the first underwritten public offering of Common Stock of the Company that is pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (or any other federal agency at the time administering the Securities Act) under the Securities Act, covering the offer and sale of Common Stock to the public at a public offering price (prior to the underwriter commissions and expenses) equal to or exceeding Fifteen Dollars ($15.00) per share of Common Stock (appropriately adjusted for stock splits, stock dividends, recapitalization, reorganizations or other similar

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transactions) and at an aggregate offering price (before deduction for underwriter commissions and expenses) of not less than Twenty Million Dollars ($20,000,000).

          2.2  Demand Registration.

               (a) If the Company shall receive at any time after the earlier of (i) September 30, 2000 or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of at least ten percent (10%) of the Registrable Securities then outstanding (including securities convertible into Registrable Securities) for the first registration pursuant to this Section 2.2(b), and at least forty percent (40%) of the Registrable Securities then outstanding (including securities convertible into Registrable Securities) for the second registration pursuant to this
Section 2.2(b), that the Company file a registration statement under the Act covering the registration of Registrable Securities having an aggregate offering price in excess of Five Million Dollars ($5,000,000), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Section 2.2(b), effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such written notice by the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.2(a):

                    (i) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date 120 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                    (ii) After the Company has effected two such registrations pursuant to this Section 2.2(a), and such registrations have been declared or ordered effective; or

                    (iii) If the Company shall furnish to such Holders a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed at such time, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2.2(a) shall be deferred for a period not to exceed 120 days from the date of receipt of written request from the Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

               (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means


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of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder. In any event, the Holders shall have the first right to include all of their shares in the offering before any other shares.

          2.3 Piggyback Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of written notice by the Company, the Company shall, subject to the provisions of
Section 2.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days, or other period as required in Section 2.12.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as


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may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the holders greater than the obligations set forth in Section 2.10(b).

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) if such offering is being underwritten, a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

          2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of


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any selling Holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          2.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with the registration, filing or qualification pursuant to Section 2.2 (which right may be assigned as provided in Section 2.13), including all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.2.

          2.7 Expenses of Piggyback Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.3 for each Holder (which right may be assigned as provided in Section 2.13), including all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

          2.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 2.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders greater than the obligations set forth in
Section 2.10(b). If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders,


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provided that the Holders shall have the first right to include all of their shares in the offering before any shares held by other selling stockholders) and in no event shall the Holder's shares be reduced below 25% of the shares sold in any offering with the exception of the Qualified IPO. In the event the Company reduces the number of Holder's shares included in the offering, as set forth in the previous sentence, the underwriter must first set forth its reasons for the reduction in writing. For purposes of apportionment, any selling stockholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          2.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          2.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (severally and not jointly) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this
Section 2.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 2.10(b) exceed the net proceeds from the offering received by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. If the indemnified party fails to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, the indemnity party's liability under this Section 2.10 shall be reduced to the extent such failure to notify was prejudicial to the indemnifying party's ability to defend such action, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

               (d) If the indemnification provided for in Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the

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

amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

              (e)  The obligations of the Company and Holders under this
Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2.

         2.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          2.12 Form S-3 Registration.

               (a) In case the Company shall receive from any Holder or Holders who hold in excess of ten percent (10%) of the Company's Registrable Securities, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                    (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                    (ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 2.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has already effected one registration on Form S-3 in any twelve (12) month period for the Holders pursuant to this Section 2.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 2.12 and the Company shall include such information in the written notice referred to in
Section 2.12(a)(i). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 2.12, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders and use its best efforts to keep such registration statement effective until the registered shares are sold or for three months, whichever comes first. All expenses incurred in connection with a registration requested pursuant to Section 2.12, including all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 2.12 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2 or 2.3, respectively.

          2.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee who acquires at least 200,000 shares of Registrable Securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. Notwithstanding the above, such rights may be assigned by a Holder to a limited partner, general partner, former partner or other affiliate of an Investor (the "Transferee") regardless of the number of shares acquired by such Transferee.

          2.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty percent (60%) of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 2.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

          2.15 "Market Stand-Off" Agreement. Each holder of securities which are or at one time were Registrable Securities (or which are or were convertible into Registrable Securities) hereby agrees that, during a period not to exceed 180 days, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to donees, partners or former partners in accordance with their partnership interests who agree to be similarly bound) any Registrable Securities except Registrable Securities included in such registration; provided, however, that:

               (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

               (b) all officers and directors of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          2.16 Termination of Registration Rights. No stockholder shall be entitled to exercise any right provided for in this Section 2 after five (5) years following the Qualified IPO.

     3.   Right of First Offer.

          3.1  Grant of Right.

               (a) By Company. Subject to the terms and conditions specified in this Section 3, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Future Shares (as hereinafter defined) and grants to each holder of Series C Preferred Stock and Series D Preferred Stock the rights set forth in Section 3.3.

               (b) By Investors. Each Investor grants to the Company a right of first offer with respect to all future sales of the shares listed opposite each Investor's name on Schedule A attached hereto ("Investor Shares").

          3.2 Future Shares. "Future Shares" shall mean shares of any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase such capital stock, and securities of any type that are, or may become, convertible into such capital stock; provided however, that "Future Shares" do not include (i) the shares of Preferred Stock or the Common Stock issued or issuable upon the conversion of such Preferred Stock, (ii) securities offered pursuant to the Qualified IPO, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger of, purchase of substantially all of the assets of or other reorganization, and (iv) up to 3,000,000 shares reserved for issuance under an incentive stock plan or other securities issued or issuable to officers, directors, employees, consultants, strategic partners, licensors or lessors of the Company pursuant to any employee or consultant stock offering, plan or arrangement.

          3.3  Special Right of First Refusal in Qualified IPO

               (a) In the event the Company proposes to undertake a Qualified IPO subject to the conditions set forth in Section 3.3(b), the holders of Series C Preferred Stock and Series D Preferred Stock shall have the right to purchase their pro rata share of the shares issued in the Qualified IPO (the "Special Right of First Refusal"). The provisions of Section 3.4 below shall apply to the implementation of the Special Right of First Refusal.

               (b) The underwriter of the Qualified IPO, in the exercise of its reasonable judgment and discretion, may reduce or eliminate this Special Right of First Refusal to the extent it is deemed reasonably necessary (i) to the success of the offering due to marketing factors as set forth in writing no less than one week prior to the anticipated effective date of the registration statement covering such offering, or (ii) to comply with applicable SEC or NASD rules and regulations for reasons set forth in writing no less than one day prior to the anticipated effective date of the registration statement covering such offering.

          3.4 Notice. In the event the Company proposes to offer any of its Future Shares, the Company shall first make an offering of such Future Shares to each Investor in accordance with the following provisions:

               (a) The Company shall deliver a notice by certified mail (the "Notice") to the Investors stating (i) its bona fide intention to offer such Future Shares, (ii) the number of such Future Shares to be offered, (iii) the price, if any, for which it proposes to offer such Future Shares, and (iv) a statement as to the number of days from receipt of such Notice within which the Investor must respond to such Notice.

               (b) Within twenty (20) calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Future Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Shares then held, by such Investor bears to the total number of shares of Common Stock issued and outstanding, including shares issuable upon conversion of convertible securities issued and outstanding. The Company shall promptly, in writing, inform each Investor which purchases all the Future Shares available to it (the "Fully-Exercising Investor") of any other Investor's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Future Shares offered to the Investors which was not subscribed for, which is equal to the proportion that the number of shares of Common Stock issued and outstanding, or issuable upon conversion of the Shares then held, held by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and outstanding, including shares issuable upon conversion of convertible securities issued and outstanding then held, held by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares. This Section 3.4 shall apply to the exercise of the rights of the Series C Preferred Stock and Series D Preferred Stock set forth in Section 3.3 hereof; for such purposes "Future Shares" shall mean the securities offered by the Company in the Qualified IPO and such rights shall apply only to the holders of Series C Preferred Stock and Series D Preferred Stock.

     In the case of a proposed sale by an Investor:

               (a) The Investor shall deliver a notice by certified mail (the "Investor's Notice") to the Company stating (i) the Investor's bona fide intention to offer the Investor Shares, (ii) the number of such Investor Shares to be offered, (iii) the price for which it proposes to offer such Investor Shares, and (iv) a statement as to the number of days from receipt of such Investor's Notice within which the Company must respond to such Investor's Notice.

               (b) Within twenty (20) calendar days after receipt of the Investor's Notice, the Company may elect to purchase or obtain, at the price and on the terms specified in the Investor's Notice, all or a portion of the Investor Shares so offered. If the Company elects not to purchase the Investor shares, the Company shall promptly, in writing, inform each Investor of such election. During the ten-day period commencing after receipt of such information, each Investor shall be entitled to obtain that portion of the Investor Shares offered, which is equal to the proportion that the number of shares of Common Stock issued and outstanding, or issuable upon conversion of the Shares then held, held by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and outstanding, including shares issuable upon conversion of convertible securities issued and outstanding then held, held by all Investors (with the exception of the Investor proposing to sell its shares) who wish to purchase some of the Investor Shares.

          3.5  Sale after Notice

               (a) By Company. If all such Future Shares referred to in the Notice are not elected to be obtained as provided in Section 3.4 hereof, the Company may, during the 90-day period following the expiration of the period provided in Section 3.4 hereof, offer the remaining unsubscribed Future Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Future Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Future Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

               (b) By Investor. If all such Investor Shares referred to in the Investor's Notice are not elected to be purchased as provided in Section 3.4 hereof, the Investor may, during the 90-day period following the expiration of the period provided in Section 3.4 hereof, offer the remaining unsubscribed Investor Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Investor's Notice. If the Investor does not enter into an agreement for the sale of the Investor Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Investor Shares shall not be offered unless first reoffered to the Company in accordance herewith.

          3.6 Assignment. The right of first offer granted under this Section 3 is assignable by the Company without limitation and by the Investors to (i) any partner or retired partner of any Investor which is a partnership, (ii) any family member or trust for the benefit of any individual holder, (iii) any shareholder of any Investor which is a corporation, (iv) any member of any Investor who is limited liability company, or (v) any transferee who acquires at least 200,000 shares of Series C Preferred Stock or Series D Preferred Stock; provided the Company is given written notice thereof.

          3.7 Termination of Rights. Neither the Company not any Investor shall be entitled to exercise any right provided for in this Section 3 following the Qualified IPO.

     4.   Information Rights; Board Observation Rights, Vesting

          4.1 Financial Information. The Company will provide each Investor the following reports for so long as the Investor is a holder of a minimum of 200,000 Shares or an equivalent amount of Conversion Stock or of an equivalent combination of Shares and Conversion Stock (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) (a "Major Investor"), including for purposes of this Section 4 any such Shares which have been transferred to a constituent partner of an Investor:

               (a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

               (b) As soon as practicable after the end of each fiscal quarter, and in any event within twenty (20) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarter, consolidated statements of income, consolidated statements of changes in financial condition, and a consolidated statement of cash flow of the Company and its subsidiaries for such period and for the current fiscal year to date, and setting forth in each case in comparative form the figures for corresponding periods in the previous fiscal year, and setting forth in comparative form the budgeted figures for such period and for the current fiscal year then reported, prepared in accordance with generally accepted accounting principles

(other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

               (c) At least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); and

               (d) As soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a consolidated balance sheet of the Company as of the end of each such month, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments need not have been made.

          4.2 Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 4.2 with respect to a competitor of the Company or with respect to information which the Board of Directors believes in good faith upon the advice of counsel is reasonably necessary to not disclose in order to preserve the attorney client privilege.

          4.3 Assignment of Rights. Subject to the limitations set forth in Sections 4.1, the rights granted pursuant to Sections 4.1 and 4.2 may be assigned or otherwise conveyed by the Investors or by any subsequent transferee to an investor who acquires a minimum of 200,000 Shares, Conversion Stock, or a combination thereof, other than a competitor of the Company, as reasonably determined by the Board of Directors of the Company excluding any director with an interest in such transferee, provided that written notice of such assignment or conveyance is given to the Company.

          4.4  Board Observation Rights

               (a) Series C Observer. For as long as Amerindo Investors and its affiliates holds Preferred Shares, a representative shall be invited to participate in all meetings of the Board of Directors as an observer and the Company shall send such observer a copy of all notices, minutes and other materials distributed by the Company to the directors. The initial Series C observer shall be Emeric McDonald. In the event Amerindo Investors wishes to replace the Series C observer, the nominee to become the new Series C Observer must be approved by a majority of the then current Board of Directors.

               (b) Series D Observer. For as long as Omega Venture Partners and its affiliates holds Preferred Shares, a representative shall be invited to participate in all meetings of the

Board of Directors as an observer and the Company shall send such observer a copy of all notices, minutes and other materials distributed by the Company to the directors. The initial Series D observer shall be Michael Stark. In the event Omega Venture Partners wishes to replace the Series D observer, the nominee to become the new Series D Observer must be approved by a majority of the then current Board of Directors.

               (c) Restrictions. The Company reserves the right to exclude the Series C Observer and the Series D Observer from access to any material or meeting or portion thereof if the Board of Directors believes in good faith upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege.

          4.5 Termination of Covenants. The covenants set forth in Sections 4.1, 4.2 and 4.4, shall terminate and be of no further force or effect upon the closing of the Company's initial underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan).

          4.6 Stock Vesting. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (i) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the Company, and (ii) seventy-five percent (75%) of such stock shall vest monthly over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company will have a repurchase option that shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person. In the event the Company does not exercise the repurchase option, the Company hereby agrees to assign such right to the Investors on a pro rata basis.

     5. Termination of Prior Rights Agreements. The Prior Rights Agreement is hereby terminated and superseded by this Agreement. This termination is effective upon the execution of this Agreement by Investors who are holders of a sixty percent (60%) of the Registrable Securities under the Prior Rights Agreement.

     6. Waiver of Right of First Offer. To the extent that an Investor under the Prior Rights Agreement is not purchasing its pro rata share of Series D Preferred Stock pursuant to the Series D Agreement, all rights under the Right of First Offer set forth in Section 3 of the Prior Rights Agreement to purchase such securities are hereby waived. This waiver is effective upon the execution of this Agreement by the holders of sixty percent (60%) of the Registrable Securities under the Prior Rights Agreement.

     7.   Miscellaneous Provisions.

          7.1 Waivers and Amendments Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least sixty percent (60%) of the shares of Registrable Securities, provided, however, that the rights of the Series C Preferred Stock shall not be materially changed without the written consent of a majority of the holders of Series C Preferred Stock and that the rights of the Series D Preferred Stock shall not be materially changed without the written consent of more than two thirds (2/3) of the holders of Series D Preferred Stock. In the event such amendment or waiver adversely affects the rights and or obligations of any party under this agreement in a different manner than other parties, such amendment or waiver must be approved by the holders of more than two thirds (2/3) of the securities held by the affected party. Any amendment or waiver effected in accordance with this Section 7.1 shall be binding upon each person or entity which are granted certain rights under this Agreement and the Company.

          7.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given upon personal delivery, delivery by nationally recognized courier or five business days after deposit with the United States Post Office (by first class mail, postage prepaid), addressed: (a) if to the Company, at 12667 Alcosta Boulevard, Suite 300, San Ramon, California 94583 (or at such other address as the Company shall have furnished to the Investors in writing) attention of President and (b) if to an Investor, at the latest address of such person shown on the Company's records.

          7.3 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

          7.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

          7.5 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.6 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

          7.7 Entire Agreement; Superseding Prior Rights Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the specific subject matter hereof. Without in any manner limiting the foregoing, the parties hereto agree that this Agreement supersedes and replaces the Prior Rights Agreement, and that the Prior Rights Agreement shall hereafter have no further force or effect.

          7.8 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Investor under this Agreement are several rights, not rights jointly held with any other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Investor shall not affect the validity, legality or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

          7.9 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination, recapitalization, reorganization or other similar transaction of shares by the Company occurring after the date of this Agreement.

          7.10 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Holder upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach, default or noncompliance or any acquiescence therein or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders shall be cumulative and not alternative.

          7.11 Aggregation. For the purposes of determining the availability of any rights under the transaction documents, all shares of the Series C Preferred Stock and Series D Preferred Stock held by or acquired by affiliate entities, entities under common management or persons associated with such entities shall be aggregated together.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

COMPANY:                                ONDISPLAY, INC.

                                        By:
                                            ------------------------------------
                                        Title: President

                                               Address: 12667 Alcosta Boulevard,
                                                        Suite 300
                                                        San Ramon, CA 95483



INVESTORS:

                                        OMEGA VENTURES III, L.L.C.

                                        By: RS Omega III Holdings, L.L.C.,
                                            Authorized Signatory

                                        By:
                                            ------------------------------------
                                            Managing Member

                                            Address:



                                        RS & CO. OFFSHORE OMEGA VENTURES III

                                        By: RS Omega III Holdings, L.L.C.,
                                            Authorized Signatory

                                        By:
                                            ------------------------------------
                                            Managing Member

                                            Address:



                                 SIGNATURE PAGE
                    THIRD RESTATED INVESTOR RIGHTS AGREEMENT

                                        OMEGA BAYVIEW, L.L.C.


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                            Address:



                                        CROSSOVER FUND II, L.P.

                                        By: Crossover Investment
                                            Management, L.L.C., Its General
                                            Partner


                                        By:
                                            ------------------------------------
                                            Michael J. Stark, Managing Member

                                            Address:


                                        COMDISCO, INC.

                                        By:
                                            ------------------------------------

                                        Title:
                                               ---------------------------------

                                               Address: 6111 North River Road
                                                        Rosemont, IL 60018
                                                        Attn: Venture Group


                                         ---------------------------------------
                                            BRET ARSENAULT



                                 SIGNATURE PAGE
                    THIRD RESTATED INVESTOR RIGHTS AGREEMENT

                                        ----------------------------------------
                                        Howard L. Karr & Louise C. Karr,
                                        trustees, or the successor trustee(s),
                                        of the Karr Family 1982 Trust,
                                        dated 12/01/82, as amended


                                        BANCBOSTON CAPITAL INC.

                                        By:
                                            ------------------------------------

                                        Title:
                                               ---------------------------------

                                               Address:



                                        ANDERSON ONDISPLAY, L.P.

                                        By: Spring Creek Partners
                                        its General Partner

                                        By:
                                            ------------------------------------

                                            Address: 330 Spring Creek Road
                                                     Rockford, IL 61107



                                        ATGF II, a Panamanian Corporation

                                        By:
                                            ------------------------------------
                                            Alberto W. Vilar
                                        Title: Director


                                        ----------------------------------------
                                        Emeric McDonald



                                 SIGNATURE PAGE
                    THIRD RESTATED INVESTOR RIGHTS AGREEMENT

                                        ----------------------------------------
                                        James Stableford



                                        NORWEST VENTURE PARTNERS VI, LP
                                        By: Itasca VC Partners

                                        By:
                                            ------------------------------------
                                            Promod Haque, General Partner



                                        MATRIX PARTNERS IV, L.P.
                                        By: Matrix IV Management Co., L.P.,
                                            its General Partner

                                        By:
                                            ------------------------------------

                                            Address: Bay Colony Corporate Center
                                                     1000 Winter Street,
                                                     Suite 4500
                                                     Waltham, MA 02154



                                        MATRIX IV ENTREPRENEURS FUND, LP.

                                        By:
                                            ------------------------------------

                                            Address: Bay Colony Corporate Center
                                                     1000 Winter Street,
                                                     Suite 4500
                                                     Waltham, MA 02154



                                        ATLAS VENTURE FUND II, L.P.

                                        By:
                                            ------------------------------------

                                        Title:
                                               ---------------------------------

                                               Address:



                                 SIGNATURE PAGE
                    THIRD RESTATED INVESTOR RIGHTS AGREEMENT

                                        ----------------------------------------
                                        Robert S. Colman, as trustee under
                                        declaration of trust dated 3/13/85 or
                                        any successor trustee(s) under said
                                        declaration of trust



                                        WS INVESTMENT COMPANY 99A


                                        By:
                                            ------------------------------------

                                        Title:
                                               ---------------------------------

                                               Address: 650 Page Mill Road
                                                        Palo Alto, CA  94304

                                        ----------------------------------------
                                        Mario M. Rosati

                                        ----------------------------------------
                                        Peggy Taylor

                                        ----------------------------------------
                                        Mark Olsen

                                        ----------------------------------------
                                        Anthony Damaschino




                                 SIGNATURE PAGE
                    THIRD RESTATED INVESTOR RIGHTS AGREEMENT

                                        W.W. GRAINGER, INC.


                                        By:
                                            ------------------------------------
                                            P. O. Loux
                                            Senior Vice President, Finance &
                                            Chief Financial Officer

                                            Address:  100 Grainger Parkway
                                                      Lake Forest, IL 60045



                                        EXPERTEYES EXPANSIONS CAPITAL N.V.

                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                               Address: Ajuinlei 1
                                                        B-9000 Gent -- Belgium





                                 SIGNATURE PAGE
                   THIRD RESTGATED INVESTOR RIGHTS AGREEMENT

                                    EXHIBIT A

                                LIST OF INVESTORS

                                                                                               PREFERRED
INVESTOR NAME AND ADDRESS                                                NUMBER OF SHARES       SERIES
-------------------------                                                ----------------      ---------
ExpertEyes Expansions Capital N.V.                                            36,765           Series D

W.W. Grainger, Inc.                                                          315,126           Series D

Omega Ventures III, L.L.C.                                                   204,516           Series D

RS & Co. Offshore Omega Ventures III                                         318,921           Series D

Omega Bayview, L.L.C.                                                         28,196           Series D

Crossover Fund II, L.P.                                                       52,358           Series D

BancBoston Capital Inc.                                                      210,084           Series D

Anderson OnDisplay, L.P. (Spring Creek Partners)                              26,261           Series D

Comdisco Ventures                                                            105,042           Series D

Bret Arsenault                                                                10,504           Series D

Howard L. Karr & Louise C. Karr, trustees, or the successor
trustee(s), of the Karr Family 1982 Trust, dated 12/01/82, as
amended.                                                                       2,101           Series D
                                                                              52,521           Series D
ATFG II, a Panamanian Corporation                                            945,000           Series C
                                                                              52,521           Series D
Emeric McDonald                                                               50,000           Series C

James Stableford                                                               5,000           Series C
                                                                             119,088           Series D
                                                                             500,000           Series C
Norwest Venture Partners VI, LP                                            1,904,762           Series B
                                                                             130,353           Series D
                                                                             323,864           Series C
                                                                             598,376           Series B
Matrix Partners IV, L.P.                                                   1,710,000           Series A
                                                                               6,861           Series D
                                                                              17,045           Series C
                                                                              31,494           Series B
Matrix IV Entrepreneurs Fund, L.P.                                            90,000           Series A

                                    EXHIBIT A

                                LIST OF INVESTORS

                                                                                               PREFERRED
INVESTOR NAME AND ADDRESS                                                NUMBER OF SHARES       SERIES
-------------------------                                                ----------------      ---------
                                                                              52,521           Series D
                                                                             284,091           Series C
                                                                             524,892           Series B
Atlas Venture Fund II, L.P.                                                1,500,000           Series A

Robert S. Colman, as trustee under declaration of trust dated
3/13/85 or any successor trustee(s) under said declaration of trust           15,248           Series C
                                                                             119,047           Series B
                                                                              11,905           Series B
John Mandile                                                                 100,000           Series A
                                                                               4,727           Series C
                                                                              11,905           Series B
WS Investments (Mario Rosati)                                                 25,000           Series A

Peggy Taylor                                                                  25,000           Series C

Mark Olsen                                                                    12,500           Series C

Anthony Damaschino                                                             5,000           Series C

Qamar Aziz                                                                    75,000           Series A